Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Infinity Natural Resources, Inc. and in the related Prospectus of the use of the name Wright & Company, Inc. and the incorporation by reference from our reserve reports prepared for Infinity Natural Resources, LLC as of December 31, 2023 and December 31, 2022.

Wright & Company, Inc. TX Reg. No. F-12302

/s/	D. Randall Wright
by:	D. Randall Wright, P.E. President

Brentwood, Tennessee

October 4, 2024